UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2008

INVACARE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, Invacare Corporation (the “Company”) announced that its chief financial officer, Gregory Thompson, has informed the Company of his decision to leave the Company for another opportunity.  Mr. Thompson has agreed to continue on in his current capacity through March 1, 2008, at which time Gerald Blouch, the Company’s president and chief operating officer, will assume the additional responsibilities as acting chief financial officer.

Mr. Blouch joined the Company in 1990 as chief financial officer.  He became chief operating officer in 1993 and later was named president as well.  Beginning immediately, the Company will undertake a search for candidates to assume the role of chief financial officer on a permanent basis.

On January 15, 2008, the Company issued a press release announcing the foregoing management changes.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

Item 5.02.	Regulation FD Disclosure.

On January 15, 2008, the Company issued a press release in which it reaffirmed its publicly disclosed adjusted earnings per share guidance for the fiscal year 2007.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit number	Description
99.1	Press Release of Invacare Corporation, dated January 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: January 16, 2008
/s/ Gerald B. Blouch
Gerald B. Blouch President and Chief Operating Officer

Exhibit Index

Exhibit number	Description
99.1	Press Release of Invacare Corporation, dated January 15, 2008.